EXHIBIT 3.1

Document Number
20070216571-31

Filing Date and Time
03/28/2007 4:00 PM

Entity Number
E0221172007-7

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State

ROSS MILLER
Secretary of State
[state seal]	204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

/	Articles of	/
/	Incorporation	/
/	(PURSUANT TO NRS 78)	/

1.	Name of Corporation:	Basic Services, Inc.

2.	Resident Agent Name and	Mark DeStefano
	Street Address:	Name
(must be a Nevada address
where process may be
served)
		500 N. Rainbow, Suite 300	Las Vegas
		Street Address	City

NEVADA	89107
Zip Code

3.	Shares:	Number of shares 70,000,000 Common
	(number of shares	with par value: 5,000,000 Preferred
corporation
	authorized to issue)	Par Value per share:	$0.001

Number of shares
		without par value:	None.

4.	Names, Addresses,
Number of Board of
Directors/Trustees:
		1.	Mark DeStefano
Name

500 N. Rainbow, Suite 300
Street Address

Las Vegas	NV	89107
City	State	Zip Code

5.	Purpose: (optional-	The purpose of this Corporation shall be:
	see instructions)	Any lawful purpose.

6.	Names, Address	Eaton Laboratories, Inc.	/s/ T. J. Jesky
	and Signature of	Name	Its Pres/CEO
	Incorporator:		Signature
	(attach additional page	500 N. Rainbow, Suite 300
	if there is more than 1	Address
incorporator)

Las Vegas	NV	89107
City	State	Zip Code

7.	Certificate of	I, hereby accept appointment as Resident
	Acceptance of	Agent for the above named corporation.
Appointment of
	Resident Agent:	/s/ Mark DeStefano	3/28/2007
		Authorized Signature of R.A. or	Date
On Behalf of R.A. Company

This form must be accompanied by the appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ADRENALINA

2. The articles have been amended as follows: (provide article numbers, if available)

a. The Name of the Corporation is ID PERFUMES, INC.

b. The Company is authorized to issue 15 million shares of stock consisting of 10,000,000 (ten million) shares of $0.001 par value common stock and 5,000,000 (five million) shares of Preferred Stock, $0.001 par value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Ilia Lekach

Signature of Officer Ilia Lekach

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State [illegible]
Revised: [illegible]

3